EXHIBIT 10.1

EXTENSION AGREEMENT

Citibank Europe PLC, UK Branch, as Administrative Agent

    for the Lenders party to the Credit Agreement

    referred to below

Ladies and Gentlemen:

Each of the undersigned Lenders (each such Lender, an “Extending Lender”) hereby agrees to extend, effective 7 February 2017, its Commitment and the Maturity Date under the Credit Agreement, dated as of 12 February 2013 (as amended or modified from time to time, the “Credit Agreement,” the terms defined therein being used herein as therein defined), among Philip Morris International Inc. (“PMI”), the Lenders party thereto and Citibank Europe PLC, UK Branch (legal successor to Citibank International Limited), as Administrative Agent, for an additional 364-day period to 6 February 2018 pursuant to Section 2.19 of the Credit Agreement.

Except as expressly provided hereby, all of the terms and provisions of the Credit Agreement are and shall remain in full force and effect and are hereby ratified and confirmed.

This Extension Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. This Extension Agreement may be signed in any number of counterparts, each of which when executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

[Signature pages omitted]